FORM OF
                DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis


State of Minnesota


         Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                         1933 Act              1940 Act
                                       Reg. Number          Reg. Number
[Company name]                          [number]              [number]


hereby constitutes and appoints [name] and [name] or either one of them as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the [day] day of [month], [Year].